NEWS RELEASE

Contact:

Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

Alliance Data Provides Statement Surrounding Unauthorized Entry Incident at Epsilon
Subsidiary

Investigation Continues to Confirm Compromise Limited to Email Addresses and Names;
No Personal Identifiable Information (PII) Compromised

DALLAS, Texas – April 6, 2011 – Alliance Data Systems Corporation (NYSE: ADS), parent company of Epsilon, today reaffirmed Epsilon’s previous statement that the unauthorized entry into an Epsilon email system was limited to email addresses and/or customer names only. No personal identifiable information (PII) was compromised, such as social security numbers, credit card numbers or account information. Epsilon is working with authorities and external experts to conduct a full investigation to identify those responsible for the incident, while also implementing additional security protocols in its email operations.

Late last week, Epsilon detected that customer information of a subset of Epsilon’s email clients had been exposed by an unauthorized entry into its email system. The affected clients represent approximately 2% of Epsilon’s total client base. Since the discovery of the unauthorized entry, rigorous internal and external reviews continue to confirm that only email addresses and/or names were compromised.

“We are extremely regretful that this incident has impacted a portion of Epsilon’s clients and their customers. We take consumer privacy very seriously and work diligently to protect customer information,” said Bryan J. Kennedy, president of Epsilon. “We apologize for the inconvenience that this matter has caused consumers and for the potential unsolicited emails that may occur as a result of this incident. We are taking immediate action to develop corrective measures intended to restore client confidence in our business and in turn regain their customers’ confidence.”

Epsilon is working with Federal authorities, as well as other outside forensics experts, to both investigate this matter and to ensure that any additional security safeguards needed will be promptly implemented. Within Epsilon, security protocols controlling access to the system have undergone a rigorous review, and access has been further restricted as the ongoing investigation continues.

“We fully recognize the impact this has had on our clients and their customers, and on behalf of the entire Alliance Data organization, we sincerely apologize,” said Ed Heffernan, chief executive officer, Alliance Data. “While we can’t reverse what has already happened, we are taking every measure necessary to protect our clients and their most valuable assets – their customers. Once detected, we took immediate action to implement additional safeguards and launched a full investigation. We will leave no stone unturned and are dealing with this malicious act by highly sophisticated cyber-thieves with the greatest sense of urgency.”

Marketing campaigns were restarted as clients continue to receive further assurance regarding security. Epsilon’s email volumes are not expected to be significantly impacted.

The Company believes the greatest risk to Epsilon and Alliance Data is the potential loss of valued clients. Specifically, the Company’s number one priority over the near and long-term will be to ensure that Epsilon’s clients regain complete trust in the company’s operations. Epsilon has earned its premier provider status in the transactional-based micro-targeted marketing space, and is well positioned to retain it. All efforts will be made to reach out to those affected clients and provide whatever assistance is needed to preserve their business over the long term.

The Company expects this incident to have minimal if any impact on Alliance Data’s financial performance, guidance or overall positive outlook over the foreseeable future.

The Company urges all consumers to take appropriate precautions and be vigilant with regard to opening emails and/or accessing links sent by unknown sources.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #